EXHIBIT 10.65

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS. 200.80(B)(4),
                                                            200.83 AND 240.24B-2



                           SECOND AMENDED AND RESTATED

                                    NYU/SUGEN

                         RESEARCH AND LICENSE AGREEMENT



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                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.   DEFINITIONS.....................................................  1

SECTION 2.   EFFECTIVE DATE..................................................  4

SECTION 3.   PERFORMANCE OF THE NYU RESEARCH PROJECT.........................  4

SECTION 4.   FUNDING OF THE NYU RESEARCH PROJECT.............................  5

SECTION 5.   TITLE...........................................................  6

SECTION 6.   PATENTS AND PATENT APPLICATIONS.................................  6

SECTION 7.   GRANT OF LICENSE................................................  8

SECTION 8.   PAYMENTS FOR LICENSE............................................  9

SECTION 9.   SUGEN OWNERSHIP CHANGE.......................................... 10

SECTION 10.  METHOD OF PAYMENT. ............................................. 11

SECTION 11.  DEVELOPMENT AND COMMERCIALIZATION............................... 11

SECTION 12.  CONFIDENTIAL INFORMATION........................................ 13

SECTION 13.  PUBLICATION..................................................... 13

SECTION 14.  INFRINGEMENT OF NYU PATENT...................................... 14

SECTION 15.  LIABILITY AND INDEMNIFICATION................................... 15

SECTION 16.  SECURITY FOR INDEMNIFICATION.................................... 16

SECTION 17.  EXPIRY AND TERMINATION.......................................... 17

SECTION 18.  REPRESENTATIONS BY SUGEN AND NYU................................ 18


                                       i.

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SECTION 19.  ASSIGNMENT...................................................... 19

SECTION 20.  USE OF NAME..................................................... 19

SECTION 21.  MISCELLANEOUS................................................... 20


                                       ii.

                           SECOND AMENDED AND RESTATED
                                    NYU/SUGEN
                         RESEARCH AND LICENSE AGREEMENT


         This Agreement, effective as of September 1, 1991 ("the Effective Date"), is by and between:

         NEW YORK UNIVERSITY, a corporation organized and existing under the laws of the State of New York ("NYU") and having a place of business at 70 Washington Square South, New York, New York 10012; and

         SUGEN, INC., a corporation organized and existing under the laws of the State of Delaware ("SUGEN") and having its principal office at 515 Galveston Drive, Redwood City, California 94063-4720.

                                    RECITALS

         WHEREAS, Dr. Joseph Schlessinger of NYU (the "NYU Scientist") has made certain inventions (the "Pre-Existing Inventions") with respect to Receptors (as hereinafter defined), including those listed in Appendix I.

         WHEREAS, NYU is willing to perform the NYU Research Project;

         WHEREAS, subject to the terms and conditions hereinafter set forth, NYU is willing to grant to SUGEN and SUGEN is willing to accept from NYU the License (as hereinafter defined); and

         WHEREAS, NYU and SUGEN have heretofore entered into the NYU/SUGEN Research and License Agreement, which became effective on September 1, 1991 (the "Original Agreement"), and the Amended and Restated NYU/SUGEN Research and License Agreement effective in November 1993 (the "Amended Agreement") and each of them desires to amend and restate the Original Agreement and Amended Agreement in their entireties,

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the following meanings:

         (a) "Calendar Year" shall mean any consecutive period of twelve months commencing on the first day of January of any year.

         (b) "Corporation Entity" shall mean any company or other legal entity which controls, or is controlled by, or is under common control with, SUGEN; "control" means the


                                       1.

holding of more than 50% of (i) the capital and/or (ii) the voting rights and/or
(iii) the right to elect or appoint directors.

         (c) "Date of First Commercial Sale" shall mean the date on which the first arms-length commercial sale of a SUGEN Product is made on a product by product and country by country basis.

         (d) "Force Majeure" shall mean any occurrence that prevents or substantially interferes with the performance by a party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty, accident, war, revolution, civil commotion, acts of public enemies, blockage, embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such party, if and only if the party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

         (e) "License" shall mean the exclusive worldwide license to practice the Research Technology (as hereinafter defined) for the research, development, manufacture, use and sale of SUGEN Products (as hereinafter defined).

         (f) "License Revenues" shall mean [...*...] provided that, License Revenues shall not include any such payments made by any Corporation Entity or SUGEN to SUGEN or any other Corporation Entity.

         (g) "Net Sales" shall mean the total amount [...*...] after deduction of all the following to the extent applicable to such sale:

                  (i) all trade, case and quantity credits discounts, refunds or rebates, including government rebates;

                  (ii) all amounts of insurance and freight expenses included in such invoice;

                  (iii) all allowances or credits for returns;

                  (iv) all sales commissions; and

                  (v) all sales taxes (including value added taxes);

provided, that, in respect of any sale that [...*...], after the aforementioned deductions.

         (h) "MPG" shall mean Max-Planck-1 Institut fur Biochemie, Abteilung Molekularbiologie (Director: Prof. Dr. Axel Ullrich), located in Am Klopferspitz 18a, W-8003


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* CONFIDENTIAL TREATMENT REQUESTED
                                       2.

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Martinsreid,  an  institute of the  Max-Planck-Gesellschaft  zur  Forderung  der
Wissenschaften e.V., located in Residenzstrasse 1a, W-8000 Munchen 2, or any scientist affiliated with Max-Planck-1 Institut fur Biochemie, and/or Garching Intrumente Gesellschaft zur industriellen Nutzung von Forschungsergebnissen m.b.h. located in Koniginstrabe 19, W-8000 Munchen 22.

         (i) "NYU Know-How" shall mean the Pre-Existing Inventions and any information and materials (including, but not limited to, pharmaceutical, chemical, biological and biochemical products, information, trade secrets, know-how, technical and non-technical data, materials, methods and processes and any drawings, plans, diagrams, specifications and/or other documents containing such information) [...*...]. For the avoidance of doubt, NYU Know-How shall include any of the foregoing that are developed [...*...].

         (j) "NYU Patents" shall mean NYU's share in all United States and foreign patents and patent applications, and any divisions, continuations, in whole or in part, reissues, renewals and extensions thereof, and pending applications therefor:

                    (x) which  claim  Pre-Existing   Inventions  and  which  are
                        identified on Appendix I hereto; or

                    (y) which  claim  inventions  that are made,  in whole or in part, [...*...]. For the avoidance of doubt, NYU Patents shall include any such inventions that are made [...*...].

         (k) "NYU Research Project" shall mean the investigations during the Research Period into the field of the Receptors under the direction of the NYU Scientist which are funded by SUGEN and include the research programs described in Appendix II hereto which forms an integral part hereof.

         (l) "Patentable Invention" shall mean a claim in an issued, unexpired patent that has not been held invalid by any final decision of a court in the relevant country. It also includes claims in a pending application that has priority from a specification filed less than seven years previous.

         (m)   "Receptor" shall mean:

                   (i)   [...*...] and/or

                   (ii)  [...*...] and/or

                   (iii) [...*...]and/or

                   (iv)  [...*...] of the above receptors.



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* CONFIDENTIAL TREATMENT REQUESTED
                                       3.

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         (n) "Research  Period" shall mean the ten year period commencing on the
Effective Date hereof and any extension thereof as to which NYU and SUGEN shall mutually agree in writing.

         (o) "Research Technology" shall mean all NYU Patents and NYU Know-How.

         (p) "Sublicensee" shall mean an entity licensed by SUGEN or a licensee of SUGEN to develop, make, distribute or sell a SUGEN Product.

         (q) "SUGEN Product" shall mean any product for the diagnosis, treatment or prevention of human disease which contains or comprises:

              (i)   any Receptor (as hereinafter defined); and/or

              (ii)  any substance which [...*...] and/or

              (iii) any substance [...*...] and/or

              (iv)  any substance [...*...] and/or

              (v)   [...*...]

provided that an Investigational New Drug (IND) application is filed for such SUGEN Product within 4 years from the end of the Research Period. SUGEN Product shall not include any product that is licensed by SUGEN from a third party other than MPG, provided that such product does not act by [...*...] a Validated Target.

         (r) "Validated Target" shall mean a Receptor target that has been shown to be correlated with a particular disease in which a small molecule therapeutic would offer a reasonable commercial opportunity, and where inhibition of target function in in vitro and in vivo models leads to effective inhibition of pathophysiology.

SECTION 2.  EFFECTIVE DATE.

         This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 17 hereof.

SECTION 3.  PERFORMANCE OF THE NYU RESEARCH PROJECT.

         (a) In  consideration  of the  sums to be paid to NYU as set  forth  in
Section 4 below, NYU undertakes to perform the NYU Research Project under the leadership of the NYU Scientist during the Research Period. If, during the Research Period, the NYU Scientist shall cease to lead the NYU Research Project, then NYU shall promptly so notify SUGEN and shall endeavor to find from among the scientists employed by NYU a scientist or scientists acceptable

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* CONFIDENTIAL TREATMENT REQUESTED
                                       4.

to SUGEN to continue the leadership of the NYU Research Project in place of the NYU Scientist. If NYU is unable to find such a scientist acceptable to SUGEN [...*...] the NYU Research Project may be terminated by SUGEN upon written notice to NYU, in which case SUGEN shall have no further obligation to fund the NYU Research Project and NYU shall have no further obligation to perform the NYU Research Project. Such termination of funding of the NYU Research Project pursuant to this Section 3(a) shall not terminate this Agreement or the License granted herein. [...*...].

         (b) Nothing contained in this Agreement shall be construed as a warranty on the part of NYU that any results or inventions will be achieved by the NYU Research Project or that the Research Technology and/or any other results or inventions achieved by the NYU Research Project, if any, are or will be commercially exploitable and, furthermore, NYU makes no warranties whatsoever as to the commercial or scientific value of the Research Technology and/or any results which may be achieved by the NYU Research Project.

         (c) Within sixty (60) days after the end of each six-month period of each year during the Research Period, NYU shall prepare a written report summarizing the results of the work conducted on the NYU Research Project during such preceding six-month period. Within sixty (60) days of the date on which such report is due to SUGEN, SUGEN and NYU shall hold a meeting at the NYU research facility, or such other site as the parties may agree, to review the written report in the format of a scientific exchange. Such meeting shall include the NYU Scientist.

         (d) NYU will have full authority and responsibility for the NYU Research Project. All students and employees of NYU who work on the NYU Research Project will do so as employees or students of NYU, and not as employees or consultants of SUGEN.

SECTION 4.  FUNDING OF THE NYU RESEARCH PROJECT.

         (a) In addition to prior payments to NYU, as compensation for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the Research Project pursuant to Section 3(a) hereof, SUGEN will pay NYU the following amounts for the remaining years of the Research Period, after execution of this Second Amended Agreement, for a total of [...*...]:

         Seventh Year               [...*...]
         Eighth Year                [...*...]
         Ninth Year                 [...*...]
         Tenth Year                 [...*...]


such payments shall be paid according to the Schedule of Payments set forth in Appendix III, which is an integral part of this Agreement.



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* CONFIDENTIAL TREATMENT REQUESTED
                                       5.

         (b) Charges with respect to the NYU Research Project shall be made in accordance with NYU's then prevailing policies and procedures for charging research expenditures to individual research projects. NYU shall deliver to SUGEN, [...*...] a report setting out the income and disbursements received and expended in connection with the NYU Research Project during such year.

         (c) SUGEN shall have the annual right (at its own expense) to meet with the NYU Scientist and review expenditures by NYU in connection with the Research Project during such year.

         (d) NYU shall not, without SUGEN's prior written consent, permit funding other than provided by SUGEN to be spent on the NYU Research Project; provided that, nothing in this Agreement shall be interpreted to prohibit NYU (or the NYU Scientist) from obtaining additional financing or research grants for the NYU Research Project from not-for-profit entities or United States government agencies, which grants or financing may render all or part of the NYU Research Project or the results thereof subject to the patent rights of the United States government and its agencies, as set forth in Title 35 U.S.C. ss. 200 et seq, provided that such funding is not subject to rights to any other third party.

SECTION 5. TITLE.

         (a) Subject to the License granted to SUGEN hereunder, it is hereby agreed that all right, title and interest in and to the Research Technology shall vest solely in NYU except to the extent that any technology is jointly developed by SUGEN and NYU, in which case, such technology shall be jointly owned.

         (b) SUGEN acknowledges that, subject to the License granted to SUGEN hereunder, for so long as Dr. Joseph Schlessinger (or any scientist or researcher working on the NYU Research Project) is employed by NYU, any and all inventions made by Dr. Schlessinger (or such other scientist or researcher) shall be owned solely by NYU.

SECTION 6.  PATENTS AND PATENT APPLICATIONS.

         (a) NYU will promptly disclose to SUGEN in writing any inventions made during the Research Period and in the course of performance of the NYU Research Project pertaining to the Research Technology which may constitute the basis for potential NYU Patents. NYU will fully cooperate with SUGEN to ensure that such inventions are promptly disclosed, and will make the scientists which made such inventions available for consultation to attorneys for SUGEN and NYU to achieve this.

         (b) At the initiative of SUGEN or NYU, the parties shall consult with each other regarding the filing of patent applications in respect of any inventions pertaining to the Research Technology, including without limitation, the timing of the filing of such applications, the jurisdiction within which foreign counterparts of such applications should be filed and other




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* CONFIDENTIAL TREATMENT REQUESTED
                                       6.

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details  pertaining  to  the  prosecution  and  maintenance  of  patent  rights.
Notwithstanding the foregoing, the parties agree that:

                   (i) if SUGEN and NYU disagree at any time regarding the filing of any patent application in respect of any such invention pertaining to the Research Technology, upon the delivery of written instructions to the other party from the party who desires to file such application, the party who so desires to file such application may proceed to file such application and the other party shall fully cooperate, and shall instruct their patent counsel to cooperate, in all matters to ensure that such application may be properly filed on a timely basis;

                   (ii) neither party may abandon the prosecution or maintenance of any such patent application without the prior written consent of the other party; and

                   (iii) NYU shall act with respect to the filing of any foreign counterpart of any such patent application only on and in conformity with the written instructions of SUGEN.

         (c) Patent applications on any inventions pertaining to the Research Technology shall be filed, prosecuted and maintained by [...*...]. Copies of all such patent applications and patent office actions shall be forwarded to each of NYU and SUGEN. [...*...] shall have the right, at its own expense, to have such patent applications and patent office actions independently reviewed by other patent counsel separately retained by it, upon prior notice to and consent of [...*...], which consent shall not unreasonably be withheld.

         (d) NYU and SUGEN shall assist, and cause their respective employees and consultants to assist each other, in assembling inventorship information and data for the filing and prosecution of patent applications on inventions pertaining to the Research Technology.

         (e) All NYU Patents shall be filed, prosecuted and maintained at the expense of SUGEN; provided, that, with respect to the filing of those NYU Patents with which SUGEN disagreed, pursuant to Section 6(c)(i) hereof, such NYU Patents shall be filed, prosecuted and maintained at the expense of NYU. SUGEN shall pay [...*...] directly for all costs and fees in connection with the preparation, filing, maintenance, prosecution, protection and the like of the NYU Patents, except such costs and fees incurred in connection with those NYU Patents referred to in the proviso in the immediately preceding sentence, which shall be paid by NYU.

         (f) Nothing herein contained shall be deemed to be a warranty by NYU that (i) NYU can or will be able to obtain any patent or patents on any patent application or applications in the NYU Patents or any portion thereof, or that any of the NYU Patents will afford adequate or commercially worthwhile protection, or (ii) the manufacture, use or sale of any element of the Research Technology or any SUGEN Product will not infringe any patent of any third party.



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* CONFIDENTIAL TREATMENT REQUESTED
                                       7.

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SECTION 7.  GRANT OF LICENSE.

         (a) Subject to the terms and conditions hereinafter set forth, NYU hereby grants to SUGEN and SUGEN hereby accepts from NYU the License.

         (b) With respect to each SUGEN Product, the royalty obligations under this Agreement for the License granted to SUGEN in Section 7(a) hereto shall remain in force on a country by country basis beginning from the Date of First Commercial Sale of such SUGEN Product in a country until the expiration date of the last to expire of an NYU Patent or any patent claiming a Patentable Invention licensed to or owned by SUGEN relating to the SUGEN Product in such country, or 15 years, whichever shall be earlier. SUGEN shall inform NYU in writing of the Date of First Commercial Sale with respect to each SUGEN Product in each country as soon as practicable after the making of each such first commercial sale. Upon expiration of such period with respect to any SUGEN Product in any country as provided in this Section 7(b), SUGEN shall have a fully paid up license to make, have made, use and sell such SUGEN Product in such country.

         (c) SUGEN shall be entitled to grant sublicenses under the License on terms and conditions in compliance with the terms and conditions of this Agreement (except that the rate of royalty may be at higher rates than those set forth in this Agreement) (i) to a Corporation Entity or (ii) to other third parties [...*...], subject to the following conditions:

                  (i) All sublicenses shall only be granted under written agreements. SUGEN shall notify NYU of all relevant sublicense agreements as soon as practicable after the signing thereof, and upon written request by NYU shall provide copies of such agreements to NYU under an agreement in the form of Appendix IV.

                  (ii) Each sublicense granted hereunder shall be [...*...];

                  (iii) Subject to the last sentence of this clause (c), the sublicense shall expire automatically on the termination of the License;

                  (iv) Any Sublicensee or any Corporation Entity may grant further sublicenses for the development, manufacture, use, sale or distribution of SUGEN Products;

                  (v) Both during the term of the sublicense and thereafter the Sublicensee shall be bound by a confidentiality obligation similar to that imposed on SUGEN in Section 11 below;

                  (vi) Any sublicense agreement shall include an equivalent obligation of the Sublicensee thereunder to SUGEN's obligations under Sections 14 and 15 hereof and shall state that NYU is an intended third party beneficiary of such sublicense agreement for the purpose of enforcing such indemnification and insurance provisions;




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* CONFIDENTIAL TREATMENT REQUESTED
                                       8.

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                  (vii) If further  sublicensing  is permitted  thereunder,  the sublicense shall require the Sublicensee thereunder to give notice to SUGEN in writing promptly after the grant by any such Sublicensee of a further sublicense. SUGEN shall give written notice to NYU promptly after the receipt of any such notice from any Sublicensee.

In the event that the License is terminated, any sublicense granted by SUGEN under the License and any further sublicenses thereunder shall, [...*...] remain in full force and effect, provided that such Sublicensee is not then in breach of its sublicense agreement and [...*...] under the terms and conditions of such sublicense agreement.

SECTION 8.  PAYMENTS FOR LICENSE.

         (a) NYU acknowledges that SUGEN has a fully paid up and non-exclusive license to all NYU Know-How related to the use or development of a SUGEN Product, but excluding Pre-Existing Inventions, in consideration of payments for the Research Program as described in Section 4 herein. NYU acknowledges that SUGEN retains all rights to the License that accumulated since the Effective Date up to [...*...], including those rights granted in Section 7 of the Amended Agreement.

         (b) In  consideration  for the grant and  during the term  provided  in
Section 7(b) with respect to each SUGEN Product SUGEN shall pay to NYU:

                  (i) a royalty of [...*...] of the Net Sales of SUGEN or any Corporation Entity; and

                  (ii) a portion of License Revenues determined as follows:

                           (A) [...*...] of License Revenues with respect to any
SUGEN Product; or

                           (B) [...*...] of License Revenues with respect to any
SUGEN Product that is covered under SUGEN's agreements with [...*...], and any extensions, modifications, or revisions thereof, provided that with respect to amounts paid to NYU for royalties such amounts shall not exceed [...*...] of the Sublicensee's Net Sales in any period;

         (c) For the purpose of computing the royalties due to NYU hereunder, the year shall be divided into two parts ending on [...*...]. SUGEN shall, not later than [...*...] after each June [...*...] in each Calendar Year during the term of the License, submit to NYU a full and detailed report of royalties or payments due NYU under the terms of this Agreement for the preceding half year (hereinafter "the Half-Year Report"), setting forth the Net sales, License Revenues and all other payments due to NYU hereunder, including at least:

                  (i) the quantity of Licensed Products sold;



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                                       9.

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                  (ii) the selling price of each SUGEN Product sold;

                  (iii) the deductions permitted under Section 1(g) hereof to arrive at Net Sales; and

                  (iv) the royalty computations and subject of payment.

         If no royalties or other payments are due, a statement shall be sent to NYU stating such fact. Payment of the full amount of any royalties or other payments due to NYU for the preceding half year shall accompany each such Half-Year Report.

         (d) SUGEN shall maintain, and shall require all Sublicensees and Corporation Entities to maintain for a period of two years after the end of the Calendar year to which they relate, true and complete books of account consistent with standard accounting practice containing an accurate record of all data necessary for the proper computation of all payments due to NYU under the terms of this Agreement and NYU shall have the right, through a nationally recognized independent certified public accountant, to examine such books (not more than once in each calendar Year) within two Calendar Years after the end of the Calendar Year to which they relate for the purpose of verifying such payments. Any such examination shall be made during normal business hours where the records are regularly kept. NYU agrees that the information furnished to it as a result of any such examination shall be limited to a statement by such certified public accountant to the effect that they have reviewed such books of account and that the amounts of the payments due under the terms of this Agreement are in conformity with such books of account and the applicable provisions of this Agreement, or setting forth any required adjustments. The fees and expenses of such examination shall be borne by NYU; provided, however, that if such examination reveals an underpayment of more than [...*...] for any period, SUGEN shall promptly reimburse NYU for such fees and expenses. Any such accountants shall be required to keep all information derived from such examination confidential.

SECTION 9.  SUGEN OWNERSHIP CHANGE

         In the event that SUGEN is acquired or merged with another company, or that SUGEN acquires or forms a joint venture with another company, then SUGEN may at its option notify NYU that such other company wishes to make a determination as to which targets shall be included under the terms of the Agreement prior to the effective date of any such acquisition, merger, or joint venture, or as soon as possible thereafter. This determination shall be made in good faith by NYU and SUGEN and shall be based on an examination of SUGEN's lab books and other information available to the parties, full access (under appropriate confidentiality agreements) to which will be provided to NYU. With respect to targets that were adopted by SUGEN into drug discovery prior to the effective date of the acquisition, merger, or joint venture, SUGEN Products developed based on such targets shall be subject to the license payments described in Section 8 hereto. SUGEN Products that are developed based on Receptor targets which were not adopted into drug discovery at the time of the effective date of such acquisition, merger, or joint venture shall be subject to
a). a royalty of [...*...] on Net Sales


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* CONFIDENTIAL TREATMENT REQUESTED
                                       10.

of SUGEN, and/or Corporation Entity, which may be offset by [...*...] of the royalties paid by SUGEN to third parties (other than MPG), provided that the royalties due to NYU shall not be less than [...*...] of Net Sales of SUGEN and /or Corporation Entity and b). [...*...] of License Revenues with respect to any SUGEN Product, provided that with respect to such SUGEN Product there exists a Patentable Invention with respect to such target and/or its utility which is derived from or based on the Research Technology, and provided further that such SUGEN Product shall include a product irrespective of whether an IND application is filed with respect thereto within 4 years from the end of the Research Period, or not.

SECTION 10.  METHOD OF PAYMENT.

         (a) Royalties and any other payments due to NYU hereunder shall be paid to NYU in United States dollars. Any such royalties on or other payments relating to transactions in a foreign currency shall be converted into United States dollars based on the closing buying rate of the Morgan Guaranty Trust Company of New York applicable to transactions under exchange regulations for the particular currency on the last business day of the accounting period for which such royalty or other payment is due.

         (b) SUGEN shall be responsible for payment to NYU of all royalties, License Revenues and all other payments due to NYU under this Agreement on sale, transfer or disposition of SUGEN Products by any Corporation Entity of SUGEN under the License. SUGEN shall use its best efforts to collect all License Revenues due to NYU under this agreement from Sublicensees.

SECTION 11.  DEVELOPMENT AND COMMERCIALIZATION.

         (a) In the event a Validated Target is identified directly by NYU in the course of the NYU Research Project and i). the Validated Target is a Receptor target validated by NYU after the effective date of this amendment to the Amended Agreement ii). the Validated Target is covered by a Patentable Invention in an NYU Patent and iii). the necessary reagents are available to NYU, in which case they will be made available to SUGEN, SUGEN shall use reasonable diligence consistent with prudent commercial practices to [...*...] of receiving the Validated Target and all reagents from NYU. If the Validated Target is not [...*...], SUGEN shall initiate an outlicensing effort to find an appropriate commercial partner. If the Validated Target is not i). [...*...] period or ii). [...*...] area by SUGEN or iii). [...*...] then NYU shall have the right upon written notice to SUGEN to terminate the License in respect of the Validated Target. If at any point prior to the termination of the License in respect of a Validated Target SUGEN shall validate the Validated Target in an additional disease or therapeutic area, then SUGEN shall have an additional [...*...] period to initiate [...*...] and an additional [...*...] period to outlicense. In the event that NYU shall terminate the License in respect of a Validated Target as aforesaid, and notwithstanding anything to the contrary in
Section 17(d), all rights in and to the Research Technology relating to such Validated Target shall revert to NYU and SUGEN shall not make any further use thereof (except to the extent that a third party is free to use them without a license from NYU).


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* CONFIDENTIAL TREATMENT REQUESTED
                                       11.

         (b) SUGEN or its Sublicensees shall use reasonable diligence consistent with prudent commercial practices to carry out all developmental activities, including but not limited to, [...*...]. SUGEN or its Sublicensees shall use reasonable diligence consistent with prudent commercial practices to obtain the appropriate approvals of the health authorities for the production, use and sale of the SUGEN Products in each of the other countries of the world in which SUGEN or its Sublicensees under the License intend to produce, use, and/or sell SUGEN Products.

         (c) Provided that applicable laws, rules and regulations require that the performance of the tests, trials, studies and other activities specified in subsection (a) above shall be carried out in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant foreign health authorities, SUGEN or its Sublicensees shall carry out such tests, trials, studies and other activities in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant foreign health authorities. Furthermore, the SUGEN Products shall be produced in accordance with FDA Good Manufacturing Practice procedures ("GMP") in a facility which has been certified by the FDA as complying with GMP, provided that applicable laws, rules and regulations so require.

         (d) SUGEN shall have the right, but not the obligation, in its sole discretion, to select one or more SUGEN Products for commercialization. SUGEN shall advise NYU in writing promptly of each SUGEN Product so selected. SUGEN undertakes, or shall cause its Sublicensees to agree to undertake, to use reasonable diligence consistent with prudent commercial practices [...*...] for SUGEN, the commercialization of those SUGEN Products selected by SUGEN for commercialization.

         (e) SUGEN shall provide NYU with written reports on all material activities and actions undertaken by SUGEN to develop and commercialize the SUGEN Products; such reports shall be made, during the royalty term of the License with respect to such SUGEN Product as provided in Section 7(b), [...*...]. Promptly after filing of an IND application with respect to any SUGEN Product, SUGEN shall notify NYU in writing of such filing.

         (f) If SUGEN fails to use reasonable diligence consistent with prudent commercial practices either to [...*...] or thereafter to [...*...], unless in either case such delay is necessitated by [...*...] NYU shall have the right to notify SUGEN in writing of such failure with respect to such SUGEN Product and shall allow SUGEN [...*...] to cure such failure. If SUGEN does not cure such failure within such period of time, NYU shall have the right by notice in writing to SUGEN to terminate the License with respect to [...*...] and/or to convert the License granted herein with respect to such Receptor into a non-exclusive license. In the event that the License is converted to a non-exclusive license, all royalty and other consideration due shall be reduced to [...*...] of the amount stated in Section 8 or to the amount that [...*...] should that represent a lower royalty rate or other consideration payment, provided, that SUGEN shall retain all of its right, title and interest, in, to and under the Research Technology with respect to [...*...] and all other technology owned or developed by or on behalf of SUGEN with respect to such Receptor.


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* CONFIDENTIAL TREATMENT REQUESTED
                                       12.

SECTION 12.  CONFIDENTIAL INFORMATION.

         (a) Except as otherwise provided in Sections 12(c) and 13 below, NYU shall maintain any and all of the Research Technology in confidence and shall not release or disclose any tangible or intangible component thereof to any third partywithout first receiving the prior written consent of SUGEN to said release or disclosure.

         (b) Except as otherwise provided in Sections 12(c) and 12(d) below, SUGEN and its Sublicensees shall maintain any and all of the Research Technology in confidence and shall not release or disclose any tangible or intangible component thereof to any third party, except MPG, without first receiving the prior written consent of NYU to said release or disclosure.

         (c) The obligations of confidentiality on each party or any Sublicensee set forth in Sections 12(a) and (b) shall not apply to any component of the Research Technology (i) which was part of the public domain prior to the Effective Date of this Agreement, which subsequently becomes a part of the public domain through no fault of such party, which was disclosed with the prior written approval of the other party or which was disclosed to such party by a third party who had the right to make such disclosure; or (ii) to the extent, but only to the extent, that such disclosure or delivery is necessary for such party or Sublicensee to comply with applicable laws or regulations.

         (d) The provisions of Section 12(b) notwithstanding, SUGEN or any Sublicensee may disclose the Research Technology (i) to third parties, so long as any such third party shall have signed a written agreement of confidentiality containing provisions substantially to the effect of Sections 12(b) and (c) made applicable to such third party; and (ii) to the extent that such disclosure or delivery is required by regulatory authorities in order to obtain necessary approvals for any SUGEN Product or to the extent such disclosure is necessary in connection with any actions taken or proposed to be taken by SUGEN or such Sublicensee in accordance with either Section 6 or Section 11 hereof.

         (e) The obligation of any party, Sublicensee or other person to hold any Research Technology or other information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.


SECTION 13.  PUBLICATION.

         (a) Prior to submission for publication of a manuscript describing the results of any aspect of the NYU Research Project, NYU shall send SUGEN a copy of the manuscript to be submitted, and shall allow SUGEN sixty (60) days from the date of such mailing to determine whether the manuscript contains subject matter for which patent protection should be sought prior to publication of such manuscript. Should SUGEN believe the subject matter of the manuscript contains a patentable invention, then, prior to the expiration of such 60-day period, SUGEN shall give written notification to NYU of:



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* CONFIDENTIAL TREATMENT REQUESTED
                                       13.

                  (i) its determination that such manuscript contains patentable subject matter for which patent protection should be sought; and

                  (ii) the countries in which such patent protection should be sought.

         (b) After the expiration of such 60-day period, unless NYU has received the written notice specified above from SUGEN, NYU shall be free to submit such manuscript for publication in any manner consistent with academic standards.

         (c) upon receipt of such written notice from SUGEN, NYU will thereafter delay submission of the manuscript for an additional period of [...*...] to permit the preparation and filing, in accordance with section 6 hereof, of a U.S. patent application on the subject matter to be disclosed in such manuscript. After expiration of such [...*...], or the filing of a patent application on each such invention, whichever shall occur first, NYU shall be free to submit the manuscript and to publish the disclosed results.


SECTION 14.  INFRINGEMENT OF NYU PATENT.

         (a) In the event a party to this Agreement acquires information that a third party is infringing one or more of the NYU Patents, the party acquiring such information shall promptly notify the other party to the Agreement in writing of such infringement.

         (b) In the event of an infringement of an NYU Patent, SUGEN shall be privileged but not required to bring suit against the infringer. Should SUGEN elect to bring suit against an infringer and to join NYU as a party plaintiff in any such suit, NYU shall have the right to approve the counsel selected by SUGEN to represent SUGEN, which approval by NYU shall not unreasonably be withheld. The expenses of such suit or suits that SUGEN elects to bring, including any reasonable expenses of NYU incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by SUGEN and SUGEN shall hold NYU free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys, fees.

         (c) In the event SUGEN exercises the right to sue herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys' fees incurred in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, SUGEN shall promptly pay to NYU a portion of such funds as determined in section 8 (b) (ii) and SUGEN shall be entitled to receive and retain the balance of the remainder of such recovery.

         (d) If SUGEN does not bring suit  against  said  infringer  pursuant to
Section 14(b) hereof, or has not commenced negotiations with said infringer for discontinuance of said



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* CONFIDENTIAL TREATMENT REQUESTED
                                       14.

infringement, within [...*...] days after receipt of such notice, NYU shall have the right, but shall not be obligated, to bring suit for such infringement and to join SUGEN as a party plaintiff, in which case, if NYU joins SUGEN party plaintiff in such a suit, SUGEN shall have the right to approve the counsel selected by NYU to represent NYU, which approval by SUGEN shall not unreasonably be withheld. The expenses of such suit or suits that NYU elects to bring, including any reasonable expenses of SUGEN incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by NYU and NYU shall hold SUGEN free, clear and harmless from and against any and all costs and expenses of such litigation, including reasonable attorneys' fees. If SUGEN has commenced negotiations with an alleged infringer of the NYU Patent for discontinuance of such infringement within such [...*...] period, SUGEN shall have an additional [...*...] from the termination of such initial [...*...] period to conclude its negotiations before NYU may bring suit for such infringement. In the event NYU brings suit for infringement of any NYU Patent, NYU shall have the right to first reimburse itself out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys, fees incurred in the prosecution of such suit, and if after such reimbursement, any funds shall remain from said recovery, NYU shall promptly pay to SUGEN an amount equal to [...*...] of such remainder and NYU shall be entitled to receive and retain the balance of the remainder of such recovery.

         (e) Each party shall always have the right to be represented by counsel of its own selection in any suit for infringement of the NYU Patents instituted by the other party to this Agreement under the terms hereof. The reasonable expense of such counsel shall be borne by that party.

         (f) SUGEN agrees to cooperate fully with NYU at the request of NYU, including by giving testimony and producing documents lawfully requested, in the prosecution of any suit by NYU for infringement of the NYU parents; provided that NYU shall pay all reasonable expenses (including attorneys' fees) incurred by SUGEN in connection with such cooperation. NYU shall, and shall endeavor to cause the NYU Scientist to, cooperate fully with SUGEN at the request of SUGEN, including by giving testimony and producing documents lawfully requested, in the prosecution of any suit by SUGEN for infringement of the NYU Patents; provided that SUGEN shall pay all reasonable expenses (including attorneys' fees) incurred by NYU in connection with such cooperation.

SECTION 15.  LIABILITY AND INDEMNIFICATION.

         (a) SUGEN shall, subject to clause (b) of this Section 15, indemnify, defend and hold harmless NYU and its trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments (i) arising out of the production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by SUGEN, any Sublicensee under the License, Corporation Entity or agent of SUGEN of any SUGEN Product,



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* CONFIDENTIAL TREATMENT REQUESTED
                                       15.

process or service relating to, or developed pursuant to, this Agreement or (ii) arising out of any other activities to be carried out by SUGEN, any Sublicensee under the License, Corporation Entity or agent of SUGEN pursuant to this Agreement.

         (b) SUGEN's indemnification obligation under Section 15(a)(I) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees. SUGEN's indemnification obligation with respect to any Indemnitee under Section 15(a)(ii) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities of such Indemnitee.

         (c) SUGEN agrees, at its own expense, to provide attorneys reasonably acceptable to NYU to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder whether or not such actions are rightfully brought.

SECTION 16.  SECURITY FOR INDEMNIFICATION.

         (a) At such time as any SUGEN Product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by SUGEN, any Sublicensee under the License, Corporation Entity or agent of SUGEN, SUGEN shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [...*...] per incident and [...*...] annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for SUGEN's indemnification under Section 15 of this Agreement. If SUGEN elects to self-insure all or part of the limits described above (including deductions or retentions which are in excess of [...*...] annual aggregate) such self insurance program must be acceptable to NYU. The minimum amounts of insurance coverage required under this Section 16 shall not be construed to create a limit of SUGEN's liability with respect to its indemnification under Section 15 of this Agreement.

         (b) SUGEN shall provide NYU with written evidence of such insurance upon the request of NYU. SUGEN shall provide NYU with written notice at least sixty (60) days prior to any cancellation, non-renewal or material change in such insurance. If SUGEN fails to obtain replacement insurance providing comparable coverage within such 60-day period, NYU shall have the right to terminate this Agreement effective at the end of such 60-day period without notice or any additional waiting periods.

         (c) SUGEN shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by SUGEN or by a Sublicensee, Corporation Entity or agent of SUGEN and (ii) a reasonable period after the period



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                                       16.

referred to in subclause (c)(i) above; provided that the sum of the periods referred to in subclauses (c)(i) and (c)(ii) of this Section 15 shall in no event be [...*...].

SECTION 17.  EXPIRY AND TERMINATION.

         (a) unless terminated Pursuant to Section 17(b) or Section 16(b) hereof, except as provided in subsection (f), this Agreement shall expire upon the expiration of the royalty term of the License in all countries for all SUGEN Products as set forth in section 7(b) hereof. Notwithstanding the foregoing, the last sentence of Section 7(b) and all of Section 7(c) shall survive any such expiration of this Agreement.

         (b) At any time prior to the expiration of this Agreement, either party may terminate this Agreement forthwith for cause, as "cause" is described below, by giving written notice to the other party. Cause for termination by one party of this Agreement shall be deemed to exist if (i) the other party materially breaches or defaults in the performance or observance of any of the provisions of this Agreement and such breach or default is not cured within [...*...] or, in the case of failure to pay any amounts due hereunder, [...*...] (unless otherwise specified herein) after the giving of notice by The party specifying such breach or default, or (ii) if, with respect to the other party:

                  (A) (I) a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be instituted by such party, or such party shall consent to the entry of an order for relief in an involuntary case under any such law; (II) a general assignment for the benefit of creditors shall be made by such party; (III) such party shall consent to the appointment of or possession by a receiver, liquidator, trustee, custodian, sequestrator or similar official of such party or of any substantial part of its property; or (IV) such party shall adopt a board resolution in furtherance of any of the foregoing actions specified in this paragraph (A); or

                  (B) a decree or order for relief by a court of competent jurisdiction shall be entered in respect of such party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, trustee, sequestrator or other similar official of such party or of any substantial part winding up or liquidation of its affairs, and any such decree or order shall remain unstayed or undischarged and in effect for a period of sixty days.

If any act or omission by any Sublicensee under the License (including any further Sublicensee thereunder) shall cause SUGEN to be in breach or default in the performance or observance of any of the provisions of this Agreement and such sublicense is terminated, then notwithstanding anything to the contrary contained in this Agreement, NYU shall not have the right to terminate this Agreement for any such breach or default.

         (c) Any amount payable hereunder by one of the parties to the other, which has not been paid by the date on which such payment is due, shall bear interest from such date until the



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* CONFIDENTIAL TREATMENT REQUESTED
                                       17.

date on which such payment is made, at the rate [...*...] per annum in excess of the prime rate prevailing at Citibank, N.A. in New York during the period of arrears and such amount and the interest thereon may be set off against any amount due, whether in terms of this Agreement or otherwise, to the party in default by any nondefaulting party.

         (d) Except as provided in Section 3(a), if either party terminates this Agreement for any reason permitted hereunder, all rights in and to the Research Technology shall revert to NYU, and, subject to the last sentence of Section 7,
Section 8 (a) and the last sentence of section 11(a), SUGEN or any Sublicensee thereof shall not be entitled to make any further use of such rights (except to the extent that a third party is free to use them without a license from NYU); provided, that SUGEN shall retain all of its right, title and interest in, to and under any other technology developed by or on behalf of SUGEN (and not developed by NYU). In the event SUGEN shall terminate this Agreement for cause, such termination shall not terminate the License granted herein, so long as payments due under Section 8 and Section 9 are maintained.

         (e) Termination of this Agreement shall not relieve either party of any obligation to the other party incurred prior to such termination.

         (f)  Sections  3(c),  5, 6, 9, 10, 12, 13, 14, 15, 16, 17 and 21 hereof shall survive and remain in full force and effect after any termination or expiration of this Agreement.

SECTION 18.  REPRESENTATIONS BY SUGEN AND NYU.

         (a)      SUGEN hereby represents and warrants to NYU as follows:

                  (i) SUGEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SUGEN has all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of SUGEN;

                  (ii) There is no pending or, to SUGEN's knowledge, threatened litigation involving SUGEN which would have any material adverse effect on this Agreement or on SUGEN's ability to perform its obligations hereunder; and

                  (iii) There is no indenture, contract, or agreement to which SUGEN is a party or by which SUGEN is bound which prohibits or would prohibit the execution and delivery by SUGEN of this Agreement or the performance or observance by SUGEN of any material term or condition of this Agreement.

         (b)      NYU represents and warrants to SUGEN as follows:



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* CONFIDENTIAL TREATMENT REQUESTED
                                       18.

                  (i) The execution and delivery of this Agreement have been duly authorized by all requisite action on the part of NYU and NYU has all right, power and authority necessary to grant the License and perform its other obligations hereunder.

                  (ii) There is no pending or, to NYU's knowledge, threatened litigation involving NYU which would have any material adverse effect on this Agreement or on NYU's ability to perform its obligations hereunder;

                  (iii) There is no indenture, contract, or agreement to which NYU is a party or by which NYU is bound which prohibits or would prohibit the execution and delivery by NYU of this Agreement or the performance or observance by NYU of any material term or condition of this Agreement; and

                  (iv) NYU holds ail right, title and interest in and to the Research Technology and, as of the Effective Date is the sole and exclusive owner thereof, subject only to the rights, if any, of the United States government and its agencies, to the extent permitted under Section 4(c) hereof, as set forth in 35 U.S.C. ss.200 et seq. NYU has not received notice of, nor has any knowledge of any basis for, any claim that the Research Technology infringes on any patent or other intellectual property right or trade secret of any third party.

SECTION 19.  ASSIGNMENT.

         Neither party shall have the right to assign, delegate or transfer at: any time to any third party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other party hereto to such assignment or delegation; provided, however, that if SUGEN consolidates with or merges into, or sells or transfers all or substantially all of its assets to, any other entity, then SUGEN may assign all of its rights and delegate all of its duties hereunder to such successor entity without first obtaining the consent of NYU to such assignment and delegation.

SECTION 20.  USE OF NAME.

         Without the prior written consent of NYU, SUGEN shall not use the name of NYU or of any NYU staff member, employee or student, or any adaptation thereof:

                  (i) in any product labeling, advertising, promotional or sales literature;

                  (ii) in connection with any public or private offering or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by law, in which case SUGEN may make factual statements concerning the Agreement or file copies of the Agreement after providing NYU with an opportunity to comment and reasonable time within which to do so on such statement in draft.


                                       19.

                  Except as provided herein, neither NYU or SUGEN will issue public announcements about this Agreement or the status or existence of the NYU Research Project without prior written approval of the other party.

SECTION 21.  MISCELLANEOUS.

         (a) In carrying out this Agreement the parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of 35 U.S.C. ss. 200 et seq., and 15 CFR ss. 368 et seq.. Without NYU's express prior written consent, neither SUGEN nor any Sublicensee under the License shall knowingly export, directly or indirectly, (1) any of the NYU Patents and NYU Know-How, or, (2) the direct product thereof into any country or territory to which the exportation thereof directly from the United States is illegal at the time in question, according to the laws of the United States or to regulations of any department or agency of the Government of the United States made according to such laws.

         (b) If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

         (c) This Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York.

         (d) Any dispute arising under this Agreement shall be resolved in an action in the courts of New York State or the federal courts located in New York State, and the parties hereby consent to personal jurisdiction of such courts in any such action.

         (e) All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, addressed as follows:

         To NYU: New York University Medical Center 550 First Avenue New York, NY 10016

                   Attention:    Isaac T. Kohlberg
                                 Vice President for
                                 Industrial Liaison
         and
                           Office of Legal Counsel
                           New York University
                           Bobst Library
                           70 Washington Square South
                           New York, NY 10012
                           Attention:   Annette B. Johnson, Esq.
                                        Associate General Counsel



                                       20.

         To SUGEN:         Stephen Evans-Freke
                           Chairman and Chief Executive Officer
                           SUGEN, Inc.
                           351 Galveston Drive
                           Redwood City, California 94063-4720

         or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or fourteen (14) days after having been sent by registered or certified mail.

         (f) This Agreement (and the annexed Appendices) constitute the entire Agreement between the parties and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between SUGEN and NYU.

         (g) No waiver by either party of any nonperformance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or nonperformance.

         (h) The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

         (i) It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

                                                  NEW YORK UNIVERSITY

                                                  By: /s/ Isaac T. Kohlberg
                                                     ---------------------------
                                                  Name:   Isaac T. Kohlberg
                                                  Title:  Vice President for
                                                          Industrial Liaison

                                                  SUGEN, INC.

                                                  By: /s/ Stephen Evans-Freke
                                                     ---------------------------
                                                  Name:  Stephen Evans-Freke
                                                  Title: Chairman and
                                                         Chief Executive Officer



                                       21.

                                   APPENDIX I

                             PRE-EXISTING INVENTIONS


                                    [...*...]




________________________
* CONFIDENTIAL TREATMENT REQUESTED
                                       22.

                                   APPENDIX II

                                RESEARCH PROGRAM

         The proposed research is an investigation of the mechanisms underlying the action of receptors which control the level of cellular phosphotyrosine by regulating the activity of either protein tyrosine kinases or protein tyrosine phosphatases. The goals of this research project are as follows:

                                    [...*...]



________________________
* CONFIDENTIAL TREATMENT REQUESTED
                                       23.

                                       APPENDIX III
                                   SCHEDULE OF PAYMENTS
                       Payment Due                        Amount
                       -----------                        ------

                      [...*...]1991                     [...*...]
                      [...*...]1992                     [...*...]
                      [...*...]1992                     [...*...]
                      [...*...]1992                     [...*...]
                      [...*...]1992                     [...*...]
                      [...*...]1992                     [...*...]
                      [...*...]1993                     [...*...]
                      [...*...]1993                     [...*...]
                      [...*...]1993                     [...*...]
                      [...*...]1993                     [...*...]
                      [...*...]1994                     [...*...]
                      [...*...]1994                     [...*...]
                      [...*...]1994                     [...*...]
                      [...*...]1994                     [...*...]
                      [...*...]1995                     [...*...]
                      [...*...]1995                     [...*...]
                      [...*...]1995                     [...*...]
                      [...*...]1995                     [...*...]
                      [...*...]1996                     [...*...]
                      [...*...]1996                     [...*...]
                      [...*...]1996                     [...*...]
                      [...*...]1996                     [...*...]
                      [...*...]1997                     [...*...]
                      [...*...]1997                     [...*...]
                      [...*...]1997                     [...*...]
                      [...*...]1997                     [...*...]
                      [...*...]1998                     [...*...]
                      [...*...]1998                     [...*...]
                      [...*...]1998                     [...*...]
                      [...*...]1998                     [...*...]
                      [...*...]1999                     [...*...]
                      [...*...]1999                     [...*...]
                      [...*...]1999                     [...*...]
                      [...*...]1999                     [...*...]
                      [...*...]2000                     [...*...]
                      [...*...]2000                     [...*...]
                      [...*...]2000                     [...*...]
                      [...*...]2000                     [...*...]
                      [...*...]2001                     [...*...]
                      [...*...]2001                     [...*...]
                      [...*...]2001                     [...*...]


________________________
* CONFIDENTIAL TREATMENT REQUESTED

                                   APPENDIX IV


6 June, 1997

Issac T. Kohlberg
Vice President, Industrial Liaison
NYU Medical Center
550 First Avenue
New York, NY  10016


                            CONFIDENTIALITY AGREEMENT


Dear Dr. Kohlberg:

         We are in possession of certain information relating to SUGEN's proprietary programs with various entities in the field of tyrosine kinases and phosphatases, including licensing agreements (hereinafter called the "Subject Matter"), which we consider confidential. We are willing to provide copies of licensing agreements with these entities to you for the sole purpose ("the Purpose") of your reviewing those agreements to assure yourself that SUGEN is in compliance with its existing agreements with you and of preserving and/or enforcing any right you may have under said existing agreement you have with SUGEN. You agree to receive such information from us during the term of this Agreement on the following basis:

1. You will hold in confidence any and all information on the Subject Matter disclosed to you by us under this Agreement except:

         (a) information which at the time of disclosure was in the public domain;

         (b) information which, after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by you;

         (c) information which you can establish by written documents was in your possession at the time of disclosure by us and was not acquired, directly or indirectly, from us;

         (d) information which you received non-confidentially from a third party, provided, however, that such information was not obtained by said third party, directly or indirectly, from us; and



                                       25.

         (e) information which you can demonstrate written documents was independently developed by or for you by persons who did not access information disclosed by us under this Agreement.

2. Such information may include confidential and proprietary information supplied to you with the legend "SUGEN Confidential and Proprietary," and information of third parties as to which SUGEN has an obligation of confidentiality.

3. You agree that you will not use the information relating to the Subject Matter, which you are required hereunder to keep confidential, for any purpose other than the aforesaid Purpose, without first entering into an agreement with us covering the use thereof.

4.       Your obligation under this Agreement shall not expire.

If you agree to the foregoing, kindly indicate your acceptance thereof and assent thereto by signing and dating the duplicate copy of this letter at the space provided for below, returning such signed copy to us. We will then proceed to disclose to you our information relating to the Subject Matter.


                                                   Very truly yours,

                                                   SUGEN, Inc.

                                                   By: _________________________
                                                       Stephen Evans-Freke
                                                       Chief Executive Officer



AGREED TO AND ACCEPTED:

By: _____________________________

Title: __________________________

Date: ___________________________


                                       26.